UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

           Intersections Inc. (the "Company") has entered into a severance and release agreement with John M. Casey, its Executive Vice President and Chief Financial Officer, pursuant to which Mr. Casey will resign and his employment relationship with the Company will terminate effective September 30, 2006. Mr. Casey's departure is discussed below in Item 5.02 of this Current Report on Form 8-K.

          The agreement provides for the following, in lieu of all payments and benefits payable under Mr. Casey's existing employment agreement:

•	Mr. Casey will receive a severance benefit equal to $265,000, payable in a lump sum;

•	Mr. Casey and any covered dependents shall receive continuation coverage under COBRA under the Company's group medical and dental plans, provided that Mr. Casey and any covered dependents are eligible and timely elect such continuation coverage;

•	Mr. Casey will be entitled to be reimbursed for certain relocation expenses, not to exceed $10,000; and

•	A general release of the Company from Mr. Casey for all claims arising from Mr. Casey's employment or as a result of the termination thereof.

           The foregoing description of the agreement between the Company and Mr. Casey is qualified in its entirety by reference to the copy of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          The Company and John M. Casey have mutually agreed to terminate Mr. Casey's employment with the Company as Executive Vice President and Chief Financial Officer, effective September 30, 2006. Mr. Casey has executed a Severance and Release Agreement, the terms of which are described in Item 1.01 of this Current Report on Form 8-K.

          Madalyn Behneman, age 42, will succeed to Mr. Casey's duties as acting Principal Financial Officer until a permanent Principal Financial Officer is selected. Ms. Behneman, who has been with the Company since June 2005, is currently Vice President of Finance and Accounting.

          Prior to joining the Company, Ms. Behneman was employed by NII Holdings, Inc. as the Director of External Financial Reporting from June 2004 until June 2005. Ms. Behneman previously held various finance and accounting positions, including Director of Financial Reporting, with MCI, Inc. from February 2003 until June 2004 and from 1989 until 1999, and with Winstar Communications from 1999 until December 2002. Ms. Behneman was employed on the audit staff of Ernst & Young and is a C.P.A. She earned her Bachelor of Science degree in Accounting from Virginia Tech.

          There are no other arrangements or understandings between Ms. Behneman and any other persons pursuant to which Ms. Behneman was appointed as an executive officer. Ms. Behneman has no family relationships with any executive officer or director of the Company, and there are no relationships or transactions for Ms. Behneman which are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01      Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No. 10.1	Description Severance and Release Agreement between the Company and John M. Casey

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2006

INTERSECTIONS INC. By: /s/ Kenneth D. Schwarz Name: Kenneth D. Schwarz Title: President, Consumer and Small Business

EXHIBIT INDEX

Exhibit No. 10.1	Description Severance and Release Agreement between the Company and John M. Casey